ARTICLES OF INCORPORATION
                              (PURSUANT TO NRS 78)


1. Name of Corporation:                  Paxton Energy, Inc.

2. Resident Agent Name and              Capitol Corporate Services, Inc.
   Street Address:                      202 S. Minnesota Street
                                        Carson City, Nevada 89703

3. Shares:                              Common
                                        Number of shares with par value:
                                        500,000,000

4. Names and Addresses of Board of      Jason Ashdown
   Directors/Trustees:                  c/o 4745 N. 7th St., Ste. 234
                                        Phoenix, AZ  85014

5. Purpose:                             The purpose of this Corporation
                                        shall be:

6. Names, Address and Signature          /s/ David B. Stocker
   of Incorporator:                     David B. Stocker, Esq.
                                        4745 N. 7th St., Ste. 234
                                        Phoenix, AZ  85014

7. Certificate of Acceptance of         I hereby accept appointment as Resident
   Appointment of Resident Agent:       Agent for  the above named corporation.
                                         /s/_________________________________
                                        Authorized  signature of R.A. or on
                                        behalf of R.A. Company

                                        6/29/04
                                        Date